EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendments No. 1 to Registration Statements on Form S-3 (Registration Nos. 333-07229; 333-15375; 333-18273; 333-43137; 333-13811 and 333-51367); Post-
Effective Amendments No. 2 to Registration Statements on Form S-3 (Registration Nos. 33-54784; 33-49881; 33-57533 and 33-63097); Post-Effective Amendment No. 3
to Registration Statement on Form S-3 (Registration No. 33-45498); Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-60553); Post-Effective Amendments No. 1 to Registration Statements on Form S-8 (Registration Nos. 33-45279; 33-60695; 333-02875; 333- 07105;
333-20913; 333-24331 and 333-58657); Post-Effective Amendment No. 5 to
Registration Statement on Form S-8 (Registration No. 2-80406) and Post-Effective Amendments No. 2 on Form S-8 to Registration Statements on Form S-4 (Registration Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189
and 333-40515) of NationsBank Corporation, a Delaware corporation and successor by reincorporation merger to the North Carolina corporation of the same name, of our report dated January 9, 1998, which appears on page 46 of the NationsBank Corporation Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report dated April 13, 1998, which appears on page 75 of the NationsBank Corporation Current Report on Form 8-K filed April 16, 1998.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Charlotte, North Carolina
September 28, 1998